UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2008

Intelli-Check, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
246 Crossways Park West, Woodbury, NY		11797
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Commencing February 26, 2008, Intelli-Check, Inc. (“Intelli-Check”) intends to hold presentations for its stockholders regarding its proposed acquisition of Mobilisa, Inc. (“Mobilisa”), as described in Intelli-Check’s definitive proxy dated February 6, 2008 and filed with the Securities and Exchange Commission. The presentation is attached as Exhibit 99.1 and is incorporated by reference herein.

  Intelli-Check and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Intelli-Check stockholders to be held to approve the acquisition of Mobilisa. Intelli-Check’s stockholders are advised to its definitive proxy statement, in connection with Intelli-Check’s solicitation of proxies for the special meeting to approve the acquisition because these documents contain important information. The definitive proxy statement has been mailed to stockholders as of the record date of January 31, 2008 established for voting on the acquisition. Stockholders are also able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Peter J. Mundy, Intelli-Check, Inc, 246 Crossways Park West, Woodbury, NY 11797. The definitive proxy statement can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Exhibit	Description

99.1	Presentation dated 2/20/08

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK, INC.
By: /s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Vice President Finance & CFO

Dated: February 21, 2008

Exhibit Index

Exhibit	Description

99.1	Presentation dated February 20, 2008